                                   AGREEMENT

     THIS AGREEMENT, made as of the 15th day of December, 1970, between UNION OIL COMPANY OF CALIFORNIA, 1860 Lincoln Street, Denver,Colorado, 80203 (hereinafter called "Union"), and THE MONTANA POWER COMPANY, 40 East Broadway, Butte, Montana, 59701 (hereinafter called "Montana").


                                   WITNESSETH:

     WHEREAS, Union and Montana are parties to that certain agreement between Union and Edward D. Wells, dated as of December 30, 1944, and recorded in Book 18 of Deeds at page 15 in the office of the County Clerk and Recorder of Glacier County, Montana (the "Wells Agreement"); and also recorded in Book 42 of Deeds, page 321, Records of Toole County, Montana.

     WHEREAS, Union and Montana now desire to replace the said Wells Agreement by the execution of this agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained the parties do hereby covenant and agree as follows:

DEFINITIONS:

     For all purposes of this agreement, the following terms shall have the following meanings:

     "Premises" or "said Premises" shall mean the lands owned, or affected by oil and gas mineral interests and rights and oil and gas mining leases and rights in which the parties have joint interests under the Wells agreement on the date of this agreement, and leases hereafter acquired pursuant to Article 12 of this agreement.

     "Gas Well" shall mean any well located on the Premises, together with all equipment of such well or incidental thereto, producing gas only or gas and hydrocarbon fluids, wherein the ratio between the gas and hydrocarbon fluids produced is in excess of twenty thousand (20,000) cubic feet of gas to one (1) barrel of oil.

     "Oil Well" shall mean any well other than a "Gas Well".


                                  ARTICLE 1.

     Each of the parties hereto shall have the right, at its own cost and expense, to enter upon the Premises and to drill thereon wells for oil and gas, with the right to construct and maintain such derricks, pipelines, tanks, are houses, dwelling houses, and any and all other structures as may be necessary or proper in operations for oil or gas, as fully as such rights may be conferred by agreement between the parties hereto; provided, that any drilling operations by or for Montana, as the owner of the gas rights, shall be protected solely in a bona fide attempt to discover and produce gas (it being recognized, for example, that the drilling and completion by Montana of an Oil Well in an horizon in an area known to be productive of oil but non-productive of gas in ratios in excess of the 20,000 to 1 above fixed, would not constitute a bona fide attempt to discover and produce gas), and any drilling operations by Union, as the owner of rights other than gas rights under said Premises, shall be prosecuted solely in a bona fide attempt to discover and produce products other than gas (it being recognized, for example, that the drilling and completion by Union of a Gas Well in an horizon in an area known to be productive of gas but non-productive of oil in ratios below the 20,000 to 1 above fixed, would not constitute a bona fide attempt to discover and produce products other than gas).

     If a well being drilled by or for the account of Montana on any of the premises encounters any formation which may produce oil or other liquid hydrocarbons, Montana (or the person drilling such well for the account of Montana) shall so notify Union, and Union shall have the option to make a test to determine whether or not said well will produce Union's products in paying quantities. Unless within a reasonable time after the receipt of such notice Union notifies Montana of its desire to test such formation, and which notice by Union must actually be received by Montana, then Montana may proceed to drill through said formation. If Union so elects within said period to test such formation, then it may do so at its sole cost and responsibility. Such tests must be completed within ten (10) days after receipt of notice by Union as hereinabove provided. After the completion of such tests, Montana shall then have the right to drill through said formation if it so desires, but Montana shall use reasonable precaution to prevent the waste or contamination of the oil, other liquid hydrocarbons or natural gas in such well and in all other wells drilled or operated on the Premises and to prevent water or other liquids from entering into formations containing oil or liquid hydrocarbons belonging to Union and through which Montana may drill.

     If a well being drilled by or for the account of Union on any of the Premises encounters any formation which may produce gas, Union shall notify Montana of such fact and shall have the same rights as are accorded Union in the next proceeding paragraph to test such well, and Union shall have the same obligations imposed upon Montana in said paragraph.


                                  ARTICLE 2.

     Upon completion of each well drilled upon the Premises the party for whose account such well was drilled shall have the right to equip same for production as it sees fit.

     After the well has commenced producing, an adequate gauge of the same, if demanded by the non-drilling party, shall be made in accordance with the regulations, if any, of the regulatory body having jurisdiction of such operation, or, if there is no regulation, then in accordance with accepted practice in the industry, to determine whether by reason of gas-liquid ratio the well as actually producing shall be classified as a Gas Well or an Oil Well. Such tests shall be conducted by or for the party for whose account such well was drilled, but notice thereof shall be given to the other party who shall have the right to witness such tests. The drilling party shall have the right at all times to change the equipment in and the method of production of any well in an effort to make the same productive of oil and gas, or either of them, and in such proportions that the well under normal operating conditions will be classified as a well which such drilling party is entitled to retain. It is the intention and agreement of the parties hereto that wells shall be classified according to the products actually produced therefrom through a separator in actual operations by its then owner, and not according to what minerals the wells might product under different operating conditions.


                                  ARTICLE 3.

     It is recognized that a well which upon completion may be a Gas Well may thereafter become an Oil Well, and vice versa, a well which upon completion is an Oil Well may thereafter become a Gas well. Consequently, each party hereto at any time may request that a gauge of any well or wells shall be made to determine the proper classification of such well, and such gauge shall be made under the conditions and subject to the provisions set forth in
Article 2 hereof, provided that any additional expense incurred by the then well owner (upon the demand of the other party for a gauge) over and above the ordinary expense of operating said well shall be paid by such other party. If at the time any such well or wells are so gauged, the classification thereof is such that it was the then owner's type of well, and as the result of said gauge the classification of such well becomes the other party's type of well, then the then well owner shall have the right within fifteen (15) days to change the equipment in or the method of operation of said well so as to require its classification as such then well owner's type of well, and shall have the right to commence within fifteen (15) days after such test, operations for deepening or plugging back said well in an attempt to require its classification as such owner's type of well.


                                  ARTICLE 4.

     In the event Union should complete, either through original drilling or through plugging back or deepening, a well on any of the Premises, and which falls within the classification of a Gas Well, as above defined, then upon completion of an adequate gauge of same, and after prior notice to Montana as above provided, but within thirty (30) days after final completion or reworking or re-equipment thereof, Union shall notify Montana and shall furnish Montana a complete statement showing the cost of the well and the results of the gauge of same; and Montana shall have ten (10) days thereafter in which to elect by notice in writing to Union whether it desires to take over said well and pay the costs thereof as hereinafter provided. If Montana elects to take over said well within said ten (10) days, it shall promptly thereupon pay to Union the actual cost to Union of said well, including the cost to Union of all casing, tubing, and other materials taken over, but excluding all overhead costs; provided that there shall be credited first against such cost all revenue received by Union (after deducting the cost of operation and taxes and royalty) from the sale of production from said well during the period from classification as a Gas Well to the time of its being taken over. For the purposes of the preceding sentence, the revenue from the sale of oil, gas and liquid hydrocarbons produced and sold from such well shall be accounted for at the amount arrived at by applying to the quantity so sold the prevailing field price at the time of the sales. Oil and other liquid hydrocarbons produced and saved but not sold shall be accounted for at the prevailing field price at the time of production. If Montana fails to notify Union within the time required or its election to take the same over, then Montana's right to take same over shall thereupon cease, and all the production from said well shall thereafter belong to and be owned by Union, and Union shall be obligated to account and pay for all the royalties and taxes on production therefrom.


                                   ARTICLE 5.

     In the event Montana should complete, either through original drilling or plugging back or deepening, a well on any of the Premises and which falls within the classification of an Oil Well, as above defined, then upon completion of an adequate gauge of same, and after prior notice to Union as above provided, but within thirty (30) days after final completion or reworking or re-equipping thereof, Montana shall notify Union and shall furnish Union a complete statement showing the cost of the well and the results of the gauge of same; and Union shall have ten (10) days thereafter in which to elect by notice in writing to Montana whether it desires to take over said well and pay the cost thereof as thereinafter provided. If Union elects to take over said well within said ten (10) days, it shall promptly thereupon pay to Montana the actual cost to Montana of said well, including the cost to Montana of all casing, tubing and other materials taken over, but excluding any overhead costs; provided that there shall be credited first against said costs all the revenue received by Montana (after deducting the cost of operation and taxes and royalty) from the sale of the production from said well during the period from classification as an Oil Well to the time of its being taken over. For the purposes of the preceding sentence, the revenue from the sale of oil, gas and liquid hydrocarbons produced and sold from such well shall be accounted for at not less than the amount arrived at by applying to the quantity so sold the prevailing field price at the time of the sales. Oil and other liquid hydrocarbons produced and saved but not sold shall be accounted for at the prevailing field price at the time of production. If Union fails to notify Montana within the time required of its election to take same over, then Union's right to take the same over shall thereupon cease and all the production from said well thereafter shall belong to and be owned by Montana, and Montana shall be obligated to account and pay for all the royalties and taxes on production therefrom.


                                   ARTICLE 6.

     The rights granted under the provisions of Articles 4 and 5 hereof to Montana and Union, respectively, shall become effective as to wells which, under the conditions set forth in Article 3 hereof, change their classification; for example, where a well is completed by Union as an Oil Well, and thereafter changes its classification so that it becomes classified as a Gas Well, or where a well is completed by Montana as a Gas Well and changes its classification so as to be classified as an Oil Well, then the provisions of said Articles 4 and 5 shall be applicable to the same extent as though, upon change of status, the well had thereupon been originally drilled or plugged back or deepened.

     Likewise, if either party does not elect to take over a well upon change of classification as hereinabove provided, and said well is later deepened, plugged back or recompleted, then the right of the respective parties to take over in accordance with the above shall again apply to such well in event of another change of classification, but there shall be credited against the cost of said well only the revenue received from the production during the time from recompletion to the time of taking over.


                                   ARTICLE 7.

     Despite the fact that a well may fall within the definition of Gas Well and be owned by and operated by Montana, Union shall at its election from time to time, be entitled to receive and own and Montana agrees to deliver to Union, at a separator or gas trap installed, operated, and maintained by Union, all liquid hydrocarbons produced from said Gas Well and thus separated from the gas, free of any capital contribution on the part of Union to the cost of drilling said well and free of any operating expenses or payment therefor, except (i) the cost of installing, operating and maintaining such separator or gas trap, (ii) taxes on the production or severance of such liquid hydrocarbons from time of acquisition by Union and (iii) royalties payable on account of the production of such liquid hydrocarbons from time of acquisition by Union.

     Likewise, despite the fact that a well may fall within the definition of an Oil Well and be owned by and operated by Union, Montana shall, at its election, from time to time, be entitled to receive and own and Union agrees to deliver to Montana, at the outlet side of the separator or gas trap installed, operated, and maintained by Montana, all gas (except the portion thereof reserved and used by Union in its oil operations on the Premises) produced and separated from such Oil Well, free of any capital contribution on the part of Montana to the cost of drilling said well and free of any operating expenses or payment therefor except (i) taxes on the production or severance of such gas from time of acquisition by Montana, and (ii) royalties payable on account of the production of such gas from time of acquisition by Montana.

     The obligation of the well owner to make delivery to the other party of such other party's product or products, under the provisions of this article, shall in no manner be construed to require such well owner to operate such well for the benefit of such other party, but on the contrary such operations shall be conducted by the well owner for the production of its own products, in accordance with its own requirements and operating conditions, and delivery of the other party's products shall be made at the conditions thus existing.


                                   ARTICLE 8.

     It is understood that all gas produced from Oil Wells (except such gas which Montana elects, from time to time, to take and receive pursuant to the provisions of the above Article 7) and gas produced by Union from Gas Wells which Montana does not elect, from time to time, to take over pursuant to the provisions of Articles 4 and 6, is owned by and belongs to Union.

     Union is hereby granted the right to use or consume free of cost (except production and severance taxes and royalties, if any may be due) to Union, such gas produced from Montana's Gas Wells and from Oil Wells from which Montana so elects to take and receive gas as Union may require for the development and operation of the Premises including gas lift and repressuring operations, subject to the following:

          (a) The prior right of Montana to take the gas required by it for its pipe line.

          (b) In the event any such gas is used by Union for gas lift operations incident to the production of oil, the equivalent amount of gas so used shall be returned to Montana free of cost (except production and severance taxes and royalties, if any may be due), to Montana into the gathering system of Montana at the pressure therein maintained.

          (c) In the event any of such gas is used by Union for the purpose of repressuring an oil bearing formation, and the equivalent amount of the gas so used is not returned by Union to Montana (and in this connection Union agrees to use reasonable diligence in an effort to return equivalent quantities to Montana) free of cost (except production and severance taxes and royalties, if any may be due) to Montana, Union agrees to pay Montana for such deficiency at the rate of one cent (1CENT) per thousand cubic feet over the well head gas price prevailing in the Cut Bank field, provided, however, that Union shall not after 30 days prior written notice from

     Montana, use such gas for such repressuring if such use thereof by Union materially diminishes Montana's gas reserves.


                                   ARTICLE 9.

     If either party hereto desires to plug and abandon any well owned by it upon any of the Promises, either before or after production has been secured therefrom, the other party may take over said well, but not including the drilling rig, by paying the owner the then salvage value of the casing and other equipment in and on the well, and upon so taking over, such other party shall be entitled to deepen, plug back, or otherwise operate said well as it sees fit, subject to the provisions of Articles 4, 5, 6, 7 and 8 hereof. The owner of any such well shall give the other party notice of intention to plug and abandon a well, and such other party shall have a reasonable time within which it may elect to take over by giving telegraphic notice of such intention to the owner.


                                   ARTICLE 10.

     During the drilling, reworking, deepening or plugging back of any wells by or for the account of the parties on the Premises, each of said parties shall have full and complete access to such wells, with the right to observe all operations conducted upon said Premises. Each of said parties shall be entitled to receive at the well representative cores and samples obtained of all formations when taken, together with the right to observe all tests and to be furnished upon completion thereof with information as to the result obtained. The drilling party agrees to furnish the non-drilling party, on request, all information secured by the drilling party during the drilling and testing of said well, including accurate copies of any logs and any surveys thereof.

     Each party agrees to notify the other party when it makes a location and begins drilling of a well on any of the Premises, and agrees to furnish upon request, the other party a casing record and copies of all drilling reports with reference to such well or wells.


                                   ARTICLE 11.

     Montana agrees, subject to the provisions of Article 13 hereof, to bear the entire expense of paying all delay rentals which hereafter become due under the terms of any of the leases, described in and conveyed under the terms of said deed to Union. Union agrees to use reasonable diligence in making such payments, whether for Montana's account or for the joint account of Montana and Union, provided, however, that Union shall not be responsible in the event it pays any such rental erroneously, if it uses reasonable diligence in making such payment, provided however, that annual money rental due hereafter under leases granted by the State of Montana shall be borne by the parties in the proportion that they respectively own producing wells on the lease as to which such rental is payable.


                                   ARTICLE 12.

     In the event either party, or its successors and assigns, hereto hereafter acquires any right to oil or gas in, or an oil and gas lease or leases covering, lands in Glacier or Toole County, Montana, not now covering a part of the Premises but lying within the boundaries of the following described property, to-wit:

     Commencing at a point on the International Boundary Line between the Dominion of Canada and the United States, which pint is the northeast corner of Township 37 N. Range 4 West, M. P. M. Thence west along said boundary line to the Blackfeet Indian Reservation in Glacier County, Montana, thence southerly along said Reservation boundary lines to its intersection with Cut Bank River. Thence southeasterly along said river, which is a portion of the easterly boundary line of said Indian Reservation to its intersection with the boundary line between Pondera and Glacier Counties. Thence easterly along the north boundary of Pondera County to its intersection with the east boundary line of Range 4 West, M. P. M. Thence north along said range line to the point of beginning.

     All boundaries above referred to being as of December 30, 1944, the party so acquiring shall promptly notify the other party hereto of such acquisition, enclosing with such notification a copy of the instrument evidencing such right or a copy of such lease or leases and a statement of the cost of acquisition thereof, and such other party shall have the option, to be exercised within ten (10) days after the giving of the notice above mentioned, to acquire from the notifying party the same interest in such right or lease as such other party has in the lands, rights, and leases now covering the Premises (for example, if such other party should be Union, its right would be to acquire said lease subject to the reservation of gas and gas rights by Montana) by agreeing promptly to pay to the notifying party one-half (1/2) of the cost of acquisition thereof. In the event such other party does so elect to acquire such interest, then said right or lease shall thereupon become subject to all the terms and conditions of this agreement, and the notifying party shall promptly execute and deliver to the other party an appropriate assignment, expressly made subject to the terms and conditions of this agreement, properly recordable, evidencing the interest of such other party in any such right of lease. Delay rentals on all such lease or leases hereafter made subject to this agreement shall be paid by the party hereto first so acquiring such lease, but the other party agrees promptly to pay the acquiring party one-half the amount of such delay rentals so paid. The party so paying such delay rentals shall not be responsible in the event it pays such rental erroneously, if such party uses reasonable diligence in making such payment.

                                   ARTICLE 13.

     Neither party hereto shall at any time for any reason willfully release or surrender to the lessor or lessors, or their successors, its separate rights under any of the leases covering the Premises or any portion thereof until after such party has offered in writing to assign such rights to the other party hereto, which other party shall have ten (10) days within which to accept such offer. If such offer is accepted, the party making such offer shall assign, without any warranty of title, to such other party all of such first party's right, title, and interest in the lease or portion thereof forming the subject matter of the offer. If such offer is not accepted within said ten (10) day period, then the party making the offer may execute and deliver a release of its interest in and to the lease or portion thereof forming the subject matter of the offer, and such released interest shall thereafter be free of the obligations of this agreement.


                                   ARTICLE 14.

     Each part hereto shall bear and promptly pay all taxes levied against its rights and interests in and to the Premises and upon or measured by or with respect to the production owned or received by it from the Premises. If for any lawful reason the separate rights or interests of Montana and Union, subject to this agreement, are subjected to a single levy or tax, then such tax shall be borne by the parties in the respective proportions of the fair value of their separate rights and interests so taxed.

     Except as otherwise agreed, each party shall be respectively responsible for and pay or cause to be paid when due all royalties on production owned by such party from said Premises. If either party shall so fail to pay the same, the other party may do so, in which event it shall be entitled to reimbursement therefor upon demand from the party failing to make such payments.


                                   ARTICLE 15.

     Nothing in this agreement shall be construed to mean that the drilling or either operations of the parties on any of the Premises is joint, and this agreement is not intended to create and shall not create a partnership or joint venture between the parties hereto. The obligations and liabilities of each party are and shall be several, and neither party shall be liable for any personal injury or property damage arising out of or connected with the drilling and other operations of the other.


                                   ARTICLE 16.

     A "cubic foot of gas" for the purpose of this agreement is the amount of gas necessary to fill a cubic foot of space when the gas is at a base pressure of 10 ounces above an atmospheric pressure of

14.4 pounds per square inch (15.025 pounds per square inch absolute) and at a base temperature of 60 degrees fahrenheit. The volumes of natural gas produced from any well on the Premises shall be computed into such units. It is agreed that the atmospheric pressure used shall be the average of the actual atmospheric pressure existing at the point of measurement of the gas. It is likewise agreed that the flowing temperature of the gas shall be determined from observations made at least once during the time between placement and removal of each chart. The specific gravity of the gas as determined by periodic test shall be used where specific gravity enters into the calculation of gas volumes. It is likewise agreed that no correction shall be made for any deviation of the natural gas from Boyle's Law. It is further agreed that the meters will be so operated and maintained that the error in registrations thereof will not exceed two (2) percent, plus or minus.


                                   ARTICLE 17.

     Neither party hereto shall be liable to the other for any loss or damage for or on account of delays in or failure of performance in whole or in part, caused by or resulting from force majeure, of any obligations assumed by such party to the other under this agreement, other than the obligation to make payments of amounts due hereunder, and the obligations of such party, so far as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall so far as possible be remedied with all reasonable dispatch. It is agreed that such party shall give notice and reasonably full particulars of such force majeure in writing or by telegraph to the other party within a reasonable time after the occurrence of the cause relied on.

     The term "force majeure" as employed herein shall mean Acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, arrests and restraints of government and people, civil disturbance, explosions, breakage or accidents to machinery or lines of pipe, partial or entire failure of natural gas wells, and any other causes, whether of the kind herein enumerated or otherwise, not reasonably within the control of the party relying upon the same.

     It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty, and that the above requirement that the results of any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by according to the demands of opposing party when such course is inadvisable in the discretion of the party having the difficulty.

                                   ARTICLE 18.

     It is further agreed that, in the event of any question or controversy arising under this agreement, or any of its terms, the same shall be settled by arbitration as follows:

     Either party to the controversy may name an arbitrator and serve written notice of the appointment of such arbitrator upon the other. The other party shall, within thirty (30) days thereafter, name its arbitrator, or in the event of said party failing to name an arbitrator, within the said period of thirty (30) days, the first party may apply to the Senior Circuit Judge of the Circuit Court of Appeals for the Ninth Circuit for, and secure the appointment of an arbitrator, and the two thus chosen shall select a third. In the event of the first two arbitrators failing to select a third for a period of twenty (20) days, upon the application of either party an additional request shall be made to such Senior Circuit Judge for the appointment of a third arbitrator. The board so constituted shall proceed to examine into and determine the question or controversy in issue, and the findings of a majority of said board thereon shall be final and binding upon the parties to the controversy. The cost of the arbitration shall be assessed by the board of arbitrators.


                                   ARTICLE 19.

     This agreement shall be subject to all valid orders, rules, and regulations of any duly constituted regulatory authority having jurisdiction over the subject matter of this agreement.


                                   ARTICLE 20.

     Neither party hereto shall assign or transfer any of its properties and rights hereunder except upon condition that the assignee or transferee shall agree to be bound by all of the provisions and obligations of this agreement binding its assignor or transferor, provided that in the event of such assignment or transfer written notice thereof shall be immediately given to the other party.

     Upon any transfer or assignment by either party of all or substantially all of its properties, rights, and interests hereunder and under said deed and the assumption by the assignee or transferee of the provisions and obligations hereof, such party shall thereafter be released of and from any and all further obligations under this agreement, except for the settlement of amounts then due from one party to the other.


                                   ARTICLE 21.

     The purpose hereof is to replace the Wells Agreement as originally executed and as from time to time modified, to the end that this Agreement shall basically determine the rights of the parties with respect to the matters herein expressed. It is distinctly understood that Union does not hereby release, relinquish or otherwise diminish its ownership of, in and to the natural gasoline and liquid hydrocarbons recovered in the Gas Absorption Plant (as provided in Article 25 of the Wells Agreement as originally executed). It is further understood and agreed that Montana shall deliver thereto gas with respect to which Union is entitled to said natural gasoline and liquid hydrocarbons on the same basis and under the same conditions as Montana delivers gas to the aforesaid Absorption Plant under Montana's agreement or agreements with the owners thereof.


                                   ARTICLE 22.

     All notices to be given under this agreement, unless a specific mode of giving is herein provided, shall be given by letters or telegrams addressed as follows:

          The Montana Power Company
          40 E. Broadway
          Butte, Montana 59701

          Union Oil Company of California
          1860 Lincoln Street
          Denver, Colorado 80203

or to such other address or addresses as either party hereto may designate by written or telegraphic notice to the other party.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the day and year first above written.

                                        UNION OIL COMPANY OF CALIFORNIA



                                        By:  /s/ J. W. Luckett, Jr.
                                             ----------------------------
                                             Its Attorney-in-Fact


ATTEST:                                 THE MONTANA POWER COMPANY



/s/ [Unknown]                           By:  /s/ L. S. Stadler
-----------------------                      ----------------------------
Assistant Secretary                          L. S. Stadler, Vice Chairman

STATE OF COLORADO        )
                         )
COUNTY OF DENVER         )

     On this 14th day of DECEMBER, 1970, before me, the undersigned, a Notary Public in and for the State of Colorado, personally appeared J. W. LUCKETT, JR., known to me to be the Attorney-in-Fact of Union Oil Company of California and acknowledged to me that he executed the within instrument on behalf of that corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial Seal the day and year in this certificate first above written.



                                   /s/ Sue S. Netzel
                                   ------------------------------------
(SEAL)                             Notary Public for the State of
My Commission Expires              Colorado residing at Denver,
September 8, 1974                  Colorado


STATE OF MONTANA         )
                         )
COUNTY OF Silver Bow     )

     On this 15th day of DECEMBER, 1970, before me, the undersigned, a Notary Public in and for the State of Montana, personally appeared L. S. STADLER, known to me to be the Vice Chairman of The Montana Power Company and acknowledged to me that he executed the within instrument on behalf of that corporation.

     IN WITNESS WHEREOF, I have hereunder set my hand and affixed my Notarial Seal the day and year in this certificate first above written.



                                   /s/ J. H. Mack
                                   ------------------------------------
(SEAL)                             Notary Public for the State of
                                   Montana Residing at Butte,
                                   Montana My Commission Expires:
                                   November 8, 1973


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